03/07/19

AMENDMENT NO. 1 TO
AMENDED AND RESTATED TERM PREFERRED SHARES
VOTING TRUST AGREEMENT

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED TERM PREFERRED SHARES VOTING TRUST AGREEMENT (this "**Agreement**") is made and entered into effective for all purposes and in all respects as of [•], 2019 by and among Lord Securities Corporation, including its successors and assigns by operation of law, as trustee (the "**Trustee**"), Toronto Dominion Investments Inc., including its successors and assigns by operation of law (the "**Purchaser**"), and Glass Lewis & Co., LLC, including its successors and assigns by operation of law (the "**Voting Consultant**").

WHEREAS, the parties hereto entered into an Amended and Restated Term Preferred Shares Voting Trust Agreement, dated as of February 23, 2018 (the "**Voting Trust Agreement**"); and

WHEREAS, the parties hereto desire to amend the Voting Trust Agreement to better give effect to the acquisition of Term Preferred Shares issued by certain Funds organized as corporations.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally and equitably to be bound, hereby amend the Voting Trust Agreement and agree as follows:

1. Amendments

Section 1(b) of the Voting Trust Agreement is hereby amended by inserting the **bold, underlined** text as follows:

> any matters submitted to a vote of the shareholders of a Fund that do not relate to (i) the authorization, creation or issuance of any class or series of shares ranking prior to the VRDP Shares or Term Preferred Shares, as applicable, of such Fund with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the affairs of such Fund, or (ii) the amendment, alteration or repeal of the provisions of (a) the declaration of trust **or articles of incorporation, as applicable,** of such Fund, (b) the statement establishing and fixing the rights and preferences of any VRDP Shares or Term Preferred Shares, as applicable, (c) any notice of special rate period establishing and fixing, in whole or in part, the rights and preferences of any VRDP Shares of such Fund during the special rate period applicable to such VRDP Shares, or (d) any supplement to the statement establishing and fixing the rights and preferences of**, or any notice establishing additional or different terms of,** any Term Preferred Shares during any mode or similar special rate period applicable to such Term

Preferred Shares, in each case, of such Fund, whether by merger, consolidation or otherwise, so as to materially and adversely affect any preference, right or power of such VRDP Shares or Term Preferred Shares or the holders or the beneficial owners thereof; and

2. Definitions

Capitalized terms used but not defined herein shall have the meanings given to such terms in the Voting Trust Agreement.

3. Modification

No modification of this Agreement shall be effective unless in writing and signed by all of the parties hereto. Except as provided herein, the Voting Trust Agreement shall remain unchanged and in full force and effect.

4. Headings

The section headings herein are for convenience of reference only and shall not affect the construction, or limit or otherwise affect the meaning, hereof.

5. Applicable Law

This Agreement shall be construed and enforced in accordance with and governed by the domestic law of the State of New York.

THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, NEW YORK IN CONNECTION WITH ANY DISPUTE RELATED TO THIS AGREEMENT OR ANY MATTERS CONTEMPLATED HEREBY.

6. Waiver of Jury Trial

THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THE PARTIES HERETO AGAINST THE OTHER(S) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

7. Counterparts

This Agreement may be executed by the parties hereto in any number of separate counterparts, each of which shall be deemed to be an original, and all of which taken together shall be deemed to constitute one and the same instrument. Any counterpart or other signature delivered by facsimile or by electronic mail shall be deemed for all purposes as being a good and valid execution and delivery of this Agreement by the party so delivering such counterpart or other signature.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

Toronto Dominion Investments Inc., as Purchaser

By: ______________________
Name: RICHARD ROSENTHAL
Title: ATTORNEY IN FACT

Lord Securities Corporation, as Trustee

By: ______________________
Name: Albert J. Fioravanti
Title: Managing Director

Glass Lewis & Co., LLC, as Voting Consultant

By: ______________________
Name: Jeff Thompson
Title: SVP Sales & Marketing